Exhibit 99.1

QuickLogic Reports Fiscal 2018 Second Quarter Results

SUNNYVALE, Calif. - August 8, 2018 - QuickLogic Corporation (NASDAQ: QUIK), a developer of ultra-low power multi-core voice enabled SoCs, embedded FPGA (eFPGA) IP, display bridge and programmable logic solutions, announced its financial results for the fiscal second quarter ended July 1, 2018.

Recent Accomplishments

•

BBK Educational Electronics Corporation Ltd. selected QuickLogic’s EOS™ S3 SoC to enable always-on / always listening voice features for its new S3 Pro flagship and H20 entry level educational tablets.

•	C-Sky Microsystems Co., Ltd. signed a Master Technology License Agreement for ArcticPro™ embedded FPGA (eFPGA) IP.
•

Qualcomm Incorporated added QuickLogic’s EOS S3 voice and sensor processing platform to its eXtension program to support designers targeting always-on / always listening voice enabled applications with its CSR8670 and CSR8675 Bluetooth® Audio solutions.

•	QuickLogic raised $13.9 million in net proceeds from a public equity offering in May.
•	QuickLogic demonstrated an early proof-of-concept QuickAI™ solution with its partner, SensiML at the Design Automation Conference (DAC) and Sensors Expo Conference.

Fiscal 2018 Second Quarter Financial Results

Second quarter total revenue was $3.1 million, up 13% compared to the first quarter of 2018, and up 3% compared to the second quarter of 2017. New product revenue was $1.6 million, up 22% compared to the first quarter of 2018 and up 6% compared to the second quarter of 2017. Mature product revenue was $1.5 million, up 5% compared to the first quarter of 2018 and flat compared to the second quarter of 2017. New product revenue accounted for 51% of the total revenue, compared to 47% in the first quarter of 2018 and 49% in the second quarter of 2017.

Second quarter GAAP gross margin was 49.0%, down from 50.3% in the first quarter of 2018 and up from 45.6% in the second quarter of 2017. Non-GAAP gross margin was 50.1%, down from 51.5% in the first quarter of 2018 and up from 46.3% in the second quarter of 2017.

Second quarter GAAP operating expenses were $5.0 million, down from $5.3 million in the first quarter of 2018 and up slightly from $4.9 million in the second quarter of 2017. Non-GAAP operating expenses were $4.5 million, down from $4.9 million in the first quarter of 2018 and from $4.6 million in the second quarter of 2017.

Second quarter GAAP net loss decreased to $3.5 million, or $0.04 per share, from $4.0 million, or $0.05 per share, in the first quarter of 2018 and from $3.6 million, or $0.05 per share, in the second quarter of 2017. Non-GAAP net loss decreased to $3.0 million or $0.04 per share, from $3.5 million or $0.04 per share in the first quarter of 2018 and from $3.3 million or $0.04 per share in the second quarter of 2017. (See below for an explanation of non-GAAP financial measures.)

Conference Call

QuickLogic Corporation (NASDAQ: QUIK) will hold a conference call at 2:30 p.m. Pacific Daylight Saving Time/ 5:30 p.m. Eastern Daylight Saving Time today, August 8, 2018, to discuss its current financial results. The conference call will be webcasted at QuickLogic’s IR Site Events Page. To join the live conference, you may dial (877) 377-7094 and international participants should dial (253) 237-1177 by 2:20 p.m. Pacific Daylight Saving Time. The Conference ID is 6648678. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (855) 859-2056 or (404) 537-3406 and reference the passcode: 6648678. The call recording, which can be accessed by phone, will be archived until Wednesday, August 15, 2018, and the webcast will be available for 12 months on the Company's website.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) enables OEMs to maximize battery life for highly differentiated, immersive user experiences with Smartphone, Wearable, Hearable and IoT devices. QuickLogic delivers these benefits through industry leading ultra-low power customer programmable SoC semiconductor solutions, embedded software, and algorithm solutions for always-on voice and sensor processing. The company's embedded FPGA initiative also enables SoC designers to easily implement post production changes, and increase revenue by providing hardware programmability to their end customers. For more information about QuickLogic, please visit www.quicklogic.com.

QuickLogic uses its website (www.quicklogic.com), the company blog QuickLogic HotSpot

(http://blog.quicklogic.com), corporate Twitter account (@QuickLogic_Corp), Facebook page

(https://www.facebook.com/QuickLogic), and LinkedIn page

(https://www.linkedin.com/company/13512/) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and QuickLogic may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company’s website and its social media accounts in addition to following the company’s press releases, SEC filings, public conference calls, and webcasts.

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with United States Generally Accepted Accounting Principles, or US GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the effect of the write-off of long-lived assets and the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of the Company's resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of US GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable US GAAP financial measures.

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These and other potential factors and uncertainties that could cause actual results to differ from the results predicted are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission (the "SEC"), including the risks discussed in the “Risk Factors” section in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases, which are available on the Company's Investor Relations website at http://ir.quicklogic.com/and on the SEC website at www.sec.gov. In addition, please note that the date of this press release is August 8, 2018, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

ArcticLink, QuickLogic and the QuickLogic logo are registered trademarks and EOS and ArcticPro are trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

Company Contact

Sue Cheung

Chief Financial Officer

(408) 990-4076

Scheung@quicklogic.com

IR Contact

Moriah Shilton/Kirsten Chapman

(415) 433-3777

ir@quicklogic.com

CODE: QUIK-E

-Tables Follow –

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	July 1, 2018	July 2, 2017	April 1, 2018	July 1, 2018	July 2, 2017
Revenue	$3,122	$3,026	$2,764	$5,886	$6,196
Cost of revenue	1,592	1,646	1,375	2,967	3,443
Gross profit	1,530	1,380	1,389	2,919	2,753
Operating expenses:
Research and development	2,366	2,319	2,699	5,065	4,746
Selling, general and administrative	2,610	2,614	2,561	5,171	5,028
Total operating expense	4,976	4,933	5,260	10,236	9,774
Loss from operations	(3,446)	(3,553)	(3,871)	(7,317)	(7,021)
Interest expense	(32)	(21)	(24)	(56)	(82)
Interest income and other (expense), net	23	1	(14)	9	1
Loss before income taxes	(3,455)	(3,573)	(3,909)	(7,364)	(7,102)
Provision for income taxes	29	34	61	90	70
Net loss	$(3,484)	$(3,607)	$(3,970)	$(7,454)	$(7,172)
Net loss per share:
Basic	$(0.04)	$(0.05)	$(0.05)	$(0.09)	$(0.10)
Diluted	$(0.04)	$(0.05)	$(0.05)	$(0.09)	$(0.10)
Weighted average shares:
Basic	85,753	79,799	80,571	83,176	74,327
Diluted	85,753	79,799	80,571	83,176	74,327

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	July 1, 2018	December 31, 2017 (1)
ASSETS
Current assets:
Cash and cash equivalents	$22,815	$16,527
Accounts receivable, net	2,191	925
Inventories	4,290	3,559
Other current assets	1,099	997
Total current assets	30,395	22,008
Property and equipment, net	1,790	2,375
Other assets	246	253
TOTAL ASSETS	$32,431	$24,636
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$6,000	$6,000
Trade payables	1,700	1,437
Accrued liabilities	1,828	1,653
Current portion of capital lease obligations	303	299
Total current liabilities	9,831	9,389
Long-term liabilities:
Capital lease obligations, less current portion	115	355
Other long-term liabilities	61	14
Total liabilities	10,007	9,758
Stockholders’ equity:
Common stock, par value	95	80
Additional paid-in capital	283,819	268,833
Accumulated deficit	(261,490)	(254,035)
Total stockholders’ equity	22,424	14,878
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$32,431	$24,636

________________________

(1)	Derived from the December 31, 2017 audited balance sheet included in the 2017 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF US GAAP AND NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts and percentages)

(Unaudited)

	Three Months Ended			Six Months Ended
	July 1, 2018	July 2, 2017	April 1, 2018	July 1, 2018	July 2, 2017
US GAAP loss from operations	$(3,446)	$(3,553)	$(3,871)	$(7,317)	$(7,021)
Adjustment for stock-based compensation within:
Cost of revenue	35	20	34	69	53
Research and development	207	134	183	390	273
Selling, general and administrative	237	193	215	452	339
Adjustment for the write-off of equipment within:
Selling, general and administrative	—	—	5	5	—
Non-GAAP loss from operations	$(2,967)	$(3,206)	$(3,434)	$(6,401)	$(6,356)
US GAAP net loss	$(3,484)	$(3,607)	$(3,970)	$(7,454)	$(7,172)
Adjustment for stock-based compensation within:
Cost of revenue	35	20	34	69	53
Research and development	207	134	183	390	273
Selling, general and administrative	237	193	215	452	339
Adjustment for the write-off of equipment within:
Selling, general and administrative	—	—	5	5	—
Non-GAAP net loss	$(3,005)	$(3,260)	$(3,533)	$(6,538)	$(6,507)
US GAAP net loss per share	$(0.04)	$(0.05)	$(0.05)	$(0.09)	$(0.10)
Adjustment for stock-based compensation	*	0.01	0.01	0.01	0.01
Non-GAAP net loss per share	$(0.04)	$(0.04)	$(0.04)	$(0.08)	$(0.09)
US GAAP gross margin percentage	49.0%	45.6%	50.3%	49.6%	44.4%
Adjustment for stock-based compensation	1.1%	0.7%	1.2%	1.2%	0.9%
Adjustment for the write-off of equipment	—	—	*	*	—
Non-GAAP gross margin percentage	50.1%	46.3%	51.5%	50.8%	45.3%

* Figures were not considered for reconciliation due to the insignificant amount.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q2 2018	Q2 2017	Q1 2018	Q2 2017 to Q2 2018	Q1 2018 to Q2 2018
COMPOSITION OF REVENUE
Revenue by product: (1)
New products	51%	49%	47%	6%	22%
Mature products	49%	51%	53%	0%	5%
Revenue by geography:
Asia Pacific	44%	55%	33%	(18)%	49%
North America	47%	36%	57%	35%	(6)%
Europe	9%	9%	10%	6%	(1)%

_____________________

(1)

New products include all products manufactured on 180 nanometer or smaller semiconductor processes. eFPGA IP license revenue is also included in new product revenue. Mature products include all products produced on semiconductor processes larger than 180 nanometers.